Exhibit 3.1

STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION •  First: The name of this Corporation is American Gene Engineer Corp. •  Second: Its registered office in. the State of Delaware is to be located at 341 Raven Circle Street, in the City of Wyoming County of Kent Zip Code 19934. The registered agent in charge thereof is Corporations USA.  LLC •  Third: The purpose of the corporation is to engage in any lawful actor activity for which corporations may be organized under the General Corporation Law of Delaware. •  Fourth: The amount of the total stock of this corporation is authorized to issue is 100 ,000, 000 0.0010000000shares (number of authorized shares) with a par value of per share. •  Fifth: The name and mailing address of the incorporator are as follows: Name Ming Lin Mailing Address5215th Avenue Suite 1712New York,  NY Zip Code 10175 •  I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true and I have accordingly hereunto set my hand this 15 day of Nov, A.D. 2010. BY: /s/ Ming Lin(Incorporator.) NAME: Ming Lin (type or. print)